EXHIBIT 10.13

                          BODDIE-NOELL PROPERTIES, INC.

                  AMENDMENT TO INCENTIVE STOCK OPTION AGREEMENT

         WHEREAS, the Company, as approved by the Committee of the Board of Directors, has accelerated the vesting of 28,000 options (the "Options") granted to W. CRAIG WORTHY pursuant to an Incentive Stock Option Agreement under the 1994 Stock Option and Incentive Plan to be effective as of June 5, 1997 and extended the exercise date of such Options to June 16, 2004.

         NOW, THERFORE, the Incentive Stock Option Agreement with W. CRAIG WORTHY (the "Agreement") is hereby amended in the following respects effective as of June 5, 1997:

         1. The Vesting and Exercise Schedule of Section 1 is restated such that all of the 28,000 Shares shall have vested as of June 5, 1997.

         2. The second sentence of the second paragraph in Section 2 is restated to read as follows: "If Employee's employment with the Company and all Subsidiaries is terminated under any other circumstance other than for Cause, the vested portion of the Option shall remain exercisable until June 16, 2004."

         3. All other terms and conditions of the Plan and the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of June 5, 1997.

                                            BODDIE-NOELL PROPERTIES, INC.

                                            By:  /s/ Douglas E. Anderson
                                            Title:  Vice President


         The undersigned hereby accepts the foregoing Amendment to the Incentive Stock Option Agreement and the terms and conditions hereof.

                                                       /s/ W. Craig Worthy
                                                        W. Craig Worthy


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